                                                                    Exhibit 99.1


                         IMAGE REPRESENTATION AGREEMENT


         This Image Representation Agreement (this "AGREEMENT") is entered into as of February 17, 2001, by and between VideoState, Inc., a Delaware corporation ("VIDEOSTATE") and busybox.com, inc., a Delaware corporation ("BUSYBOX").


                                    RECITALS

         A. VideoState is a corporation duly organized and validly existing under the laws of the State of Delaware.

         B. BusyBox is a corporation duly organized and validly existing under the laws of the State of Delaware.

         C. VideoState and BusyBox have entered into that certain option agreement, dated as of February 17, 2001, under which VideoState has the option to purchase up to all or substantially all of the assets of BusyBox (the "OPTION AGREEMENT").

         D. BusyBox and VideoState wish VideoState (or its designated affiliates) to sell and distribute certain BusyBox film, content, CD-ROMs and images (still and moving).

         E. VideoState wishes to engage BusyBox to digitize certain of VideoState's (or its designated affiliates') existing images and to host and maintain VideoState's website.

                                    AGREEMENT

Section 1. GRANTS OF LICENSES FROM BUSYBOX TO VIDEOSTATE.


         (a) The rights and licenses granted by BusyBox in this Section 1 are for the period beginning on the date hereof and ending at 5:00 PM Pacific Daylight Savings Time on the five year anniversary of the date hereof (the "INITIAL PERIOD"). At the end of the Initial Period, this Agreement will automatically renew for successive one year terms (together with the Initial Period, the "PERIOD") unless one party provides written notice to the other party, not less than 60 days before the end of the applicable term, that it is terminating this Agreement upon the end of such term. All of the rights and licenses granted herein expressly include, but are not limited to, the right to create CD-ROMs and other digital storage media containing the Images (as defined in Section 1(f)), the right to display the Images and the Site Images (as defined in Section 1(g)) via the internet or any successor medium and in printed and digital catalogs, product cover art, advertising, and promotions, and the right to perform, record and sample any music or dialogue contained in the Images or the Site Images. All of the rights and licenses granted herein may be used or exercised by VideoState or any of its affiliates.

         (b) BusyBox hereby grants to VideoState for the Period, a worldwide Coexclusive License (as defined below) to use, display, sell, sublicense, distribute, and advertise CD Collection Images (as defined below) in any manner now known or hereinafter devised. Except with respect to the nonexclusive worldwide licensing rights previously granted to Atlantech through January, 2003, under that certain Distribution Agreement executed January 24, 2001, no other license or similar rights have been granted with respect to the CD Collection Images. At no time during the Period will BusyBox, without VideoState's prior, explicit, written consent allow anyone else to include any CD Collection Image, or any portion thereof, irrespective of resolution, on any CD-ROM or other digital storage medium, or on-line site allowing downloading of images. A "COEXCLUSIVE LICENSE" is a right and license under which only (i) VideoState and/or its affiliates, agents, sublicensors, etc. and/or (ii) BusyBox directly, but not through agents, sublicensors, etc, except under that certain Distribution Agreement executed January 24, 2001 between BusyBox and Atlantech, may license the applicable CD-ROMs, film or images (still or moving). "CD COLLECTION IMAGES" means each of the 20 royalty free stock footage CD-ROM listed on SCHEDULE 1 and all film and each and every image (still or moving) contained therein.

         (c) BusyBox hereby grants to VideoState for the Period, a worldwide Coexclusive License to use, display, sell, sublicense, distribute, and advertise each of the five CD-ROMs listed on SCHEDULE 1 as PAL Image CDs (currently being created by BusyBox), all film and each and every image (still or moving) contained therein (the "PAL IMAGES") in any manner now known or hereinafter devised. At no time during the Period will BusyBox, without VideoState's prior, explicit, written consent allow anyone else to include any PAL Image, or any portion thereof, irrespective of resolution, on any CD-ROM or other digital storage medium, or on-line site allowing downloading of images.

         (d) BusyBox hereby grants to VideoState for the Period, a worldwide Coexclusive License to use, display, sell, sublicense, distribute, and advertise the VideoState CDs (as defined in Section 9) and any and all images contained therein (the "VIDEOSTATE IMAGES") in any manner now known or hereinafter devised. At no time during the Period will BusyBox, without VideoState's prior, explicit, written consent allow anyone else to include any VideoState Image, or any portion thereof, irrespective of resolution, on any CD-ROM or other digital storage medium, or on-line site allowing downloading of images.

         (e) BusyBox hereby grants to VideoState for the Period, a worldwide Coexclusive License to use, display, sell, sublicense, distribute, and advertise any and all other film, content, CD-ROM and/or images (still or moving) created or acquired by BusyBox after the date hereof and during the Period (the "NEW IMAGES"), in any manner now known or hereinafter devised. At no time during the Period will BusyBox, without VideoState's prior, explicit, written consent allow anyone else to include any New Image, or any portion thereof, irrespective of resolution, on any CD-ROM or other digital storage medium, or on-line site allowing downloading of images.

         (f) BusyBox hereby grants to VideoState for the Period, a worldwide nonexclusive right and license to use, display, sell, sublicense, distribute, and advertise any and all film, images and content displayed on BusyBox's website at any time during the Period (the "WEBSITE


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IMAGES" and collectively with the CD Collection Images, the PAL Images, the
VideoState Images, New Images and the Website Images, the "IMAGES") in any manner now known or hereinafter devised.

         (g) BusyBox grants VideoState a worldwide exclusive right and license to use up to all of the approximately 4,200 currently available BusyBox clips with thumbnail images, watermarked preview clips and fulfillment clips in multimedia size only (320x240 pixels a@ 15 fps) (collectively, the "SITE IMAGES"), in launching a multimedia website targeting, but not limited to, the European multimedia market (the "VIDEOSTATE SITE"). The VideoState Site will also present and sell the PAL Images. At no time during the Period will BusyBox, without VideoState's prior, explicit, written consent allow anyone else to include any Site Image, or any portion thereof, irrespective of resolution, on any CD-ROM or other digital storage medium, or on-line site allowing downloading of images.

         (h) BusyBox expressly reserves all rights other than those granted by this Agreement. All film, photographic negatives, transparencies, prints, or other analog image reproductions originally owned by BusyBox will remain the sole property of BusyBox. VideoState will return unaccepted film and images to BusyBox in a timely manner, generally not more than 30 days after delivery by BusyBox. VideoState will return to BusyBox all original photographic or other materials within a reasonable time after they have been accepted or rejected for use by VideoState.

         (i) Notwithstanding anything herein to the contrary, all of the rights granted by BusyBox to VideoState hereunder will automatically become nonexclusive should VideoState choose to not exercise its option under the Option Agreement by the end of the Option Period (as defined in the Option Agreement).

         (j) BusyBox understands and acknowledges that:

                  (i) the Images and the Site Images are intended to be sublicensed by VideoState;

                  (ii) the end user of each Image or Site Image may be granted a non-exclusive license by VideoState to reproduce, distribute, change, manipulate, and otherwise use such Image for a variety of commercial and noncommercial purposes; and

                  (iii) BusyBox's only compensation respecting the sale or use of any Image or Site Image is the royalty fee described hereafter in this Agreement, and BusyBox will be entitled to no royalty or other form of fee or compensation from either VideoState or the eventual user of any Image or Site Image based upon the eventual use of such Image or Site Image.

Section 2. GRANT OF LICENSE FROM VIDEOSTATE TO PURCHASERS OF ACCEPTED IMAGES. The license granted by VideoState to end-users of Images or Site Images will be set forth in a license


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agreement accompanying each CD-ROM or image delivered via on-line distribution.
BusyBox understands and acknowledges that:

         (a) VideoState retains the right to change the text, meaning, and intention of the end-user license agreements from time to time without notice to or approval from BusyBox;

         (b) VideoState in no way guarantees to BusyBox that the end-user license agreements will not be violated by purchasers or other users of Images or Site Images;

         (c) With respect to any Images or Site Images for which BusyBox has granted exclusive rights to VideoState, VideoState has the sole right to enforce, or bring suit for damages respecting the violation of, the end-user license agreement, but VideoState, in its sole discretion, may choose to, or not to, do so in any particular instance. In all other instances, BusyBox and VideoState have the joint right to enforce, or bring suit for damages respecting the violation of, the end-user license agreement. Any damages received in a successful suit respecting an improper use by an end-user of any of the Images or the Site Images will be first paid to the party bringing suit to offset its costs incurred in such suit, including, but not limited to, actual attorneys' fees, and the remainder will be apportioned between BusyBox and VideoState in the same manner as is set forth in the royalty provision of this Agreement; and

         (d) neither the end-user license agreement nor the enforcement thereof by VideoState is any part of the consideration to BusyBox under this Agreement.

Section 3. PAYMENT FROM VIDEOSTATE TO BUSYBOX FOR PAL IMAGES. In addition to the potential payments to BusyBox under Section 4 below, VideoState will deliver to BusyBox an aggregate amount of $17,000 in readily available funds (the "PAL AMOUNT"), within 10 business days of BusyBox delivering to VideoState the print work and masters for the PAL Images CDs listed on SCHEDULE 1.

Section 4. ROYALTY PAYMENTS FROM VIDEOSTATE TO BUSYBOX.


         (a) VideoState will deliver to BusyBox an aggregate amount of $325,000 in readily available funds, such amount representing an advance to BusyBox against future royalty payments due hereunder (together with the PAL Amount, if such amount is earned and paid, the "ADVANCE"), in the following manner: (i) $125,000 within five business days after the date of execution of this Agreement; (ii) $100,000 on March 15, 2001; and (iii) $100,000 on April 15,
2001.

         (b) VideoState is entitled to 60% of the actual sales price received by VideoState for the license or sale of each Image (excluding shipping, handling, and tax separately billed to the customer) less all actual production and post-production expenses (the "IMAGE SALES PRICE") and BusyBox is entitled to 40% of the Image Sales Price. VideoState is entitled to 75% of the actual sales price received by VideoState for the license or sale of each Site Image (excluding shipping, handling, and tax separately billed to the customer) (the "SITE SALES PRICE") and BusyBox is entitled to 25% of the Site Sales Price.


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         (c) No amounts will be paid to BusyBox until VideoState has fully recouped the Advance by keeping the 40% of the Image Sales Price and the 25% of the Site Sales Price owed to BusyBox. VideoState will pay any such amounts within 30 days of the end of each calendar quarter.

         (d) VideoState makes no representation of any kind with respect to the number of Images, Site Images or CD-ROMs that may be sold or the royalties BusyBox may expect to receive. Further, VideoState reserves the right, in its sole discretion and without notice to or approval from BusyBox, to offer discounts or otherwise to change its pricing from time to time, or to sell in bulk or at wholesale, as a result of which the Image Sales Price of each Image sold and/or Site Sales Price of each Site Image sold, or the number of Images and/or Site Images sold, may decrease. Amounts disbursed by VideoState for product returns will be deducted, on a pro rata basis, from future royalty payments to BusyBox.

         (e) Payments made to BusyBox will be accompanied by a report specifying the number of Images and Site Images licensed or sold during that payment period and the total Image Sales Price and Site Sales Price actually received by VideoState during that period attributable to such Images and Site Images.

Section 5. DIGITIZATION OF VIDEOSTATE IMAGES.

         (a) BusyBox will supervise the film-to-tape and tape-to-tape transfer and the color correction of up to 25 hours of video imagery designated by VideoState (or its designated affiliates), which will be delivered in increments of at least 1 hour ("DIGITIZATION IMAGERY"). Upon receipt, BusyBox will then digitally capture, compress and annotate the Digitization Imagery in preparation for inclusion in a web catalog.

         (b) BusyBox may use service providers, independent contractors, consultants and similar third parties ("SERVICE PROVIDERS") to complete it obligations under this Section 5. However, except for Service Providers that enter into a three-party contract with both VideoState and BusyBox, VideoState has the right to approve all Service Providers, such approval not to be unreasonably withheld, and BusyBox will be responsible for its Service Providers performing their obligations and will indemnify VideoState for any breach of those obligations.

         (c) VideoState will pay directly all pre-approved out-of-pocket costs associated with the film transfer and digital file production under Section 5(a), including transportation, post-production, storage and equipment fees. BusyBox will immediately forward to VideoState any invoices it receives. Out-of-pocket costs related to three-party contracts with Service Providers to which both VideoState and BusyBox are both parties will be deemed pre-approved.

         (d) Title to all Digitization Imagery that VideoState (or its designated affiliates) provides to BusyBox or its Service Providers and what they produce at each stage in the performance of services (together the "Materials") remains in VideoState (or its designated affiliates) at all times. Title to Materials that BusyBox or its Service Providers creates vests in VideoState (or its designated affiliates) immediately upon creation. BusyBox and its Service Providers have possession and control of the Materials until delivered to VideoState (or its


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designated affiliate) solely for the purpose of performing services and acquire no rights or title to the Materials as a result of such services. BusyBox will execute and deliver to VideoState (or its designated affiliates) any instruments or agreements necessary or desirable to evidence or effectuate VideoState's (or its designated affiliates') ownership of the Materials. Neither BusyBox nor any Service Provider has the right to use any of the Materials except to perform the services. BusyBox indemnifies VideoState for any failure of a Service Provider to comply with these restrictions.

         (e) Upon completion of the film transfer and digital file production, BusyBox will deliver the Digitization Imagery to VideoState (or its designated affiliate). VideoState will have 7 business days to give written notice rejecting the Digitization Imagery for failure to comply with reasonable industry standards. If VideoState fails to give such written notice within 7 business days, VideoState will be deemed to have accepted the Digital Imagery. Within 30 days of acceptance from BusyBox of all the completed Digitization Imagery, VideoState will pay BusyBox a $30,000 consulting fee. However, VideoState reserves the right to apply the money owed BusyBox under this Section 5(c) to recoup the Advance.

         (f) VideoState may terminate BusyBox's services under this Section 5 at any time and, subject to its obligation to pay a pro rata portion of the consulting fee in Section 5(f) for completed Digital Imagery that meets reasonable industry standards, may demand the immediate return of all Materials and Digital Imagery from BusyBox or its Service Providers.

         (g) BusyBox will exercise commercially reasonable care in performing its obligations under this Section 5, which will include, but not be limited to, protecting the Digitization Imagery from dust, heat, dampness and overexposure to light, and will indemnify VideoState for any breach of those obligations.

Section 6. HOSTING AND MAINTENANCE OF VIDEOSTATE'S WEBSITE BY BUSYBOX.


         (a) Subject to VideoState's direction and control, BusyBox will host and maintain VideoState's website, which will be based on the design and format of BusyBox's website. VideoState will have creative control over its website and supply content, if desired, and its own graphic design and interface. VideoState may use existing and future Images, Site Images, and New Images as content on its website.

         (b) BusyBox's obligations under this Section 6 are contingent upon BusyBox, VideoState (or its designated affiliate) and Emsix entering into a three-party contract to have Emsix be a Service Provider. BusyBox may use additional Service Providers to complete it obligations under this Section 6. However, except for Service Providers that enter into a three-party contract with both VideoState and BusyBox, VideoState has the right to approve all Service Providers, such approval not to be unreasonably withheld, and BusyBox will be responsible for Service Providers performing their obligations and will indemnify VideoState for any breach of those obligations.

         (c) BusyBox's obligations under this Section 6 will begin on the date of execution of this Agreement and extend for 5 years, with automatic renewal for consecutive one year terms


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unless either party provides written notice of termination at least 30 days prior to the end of the then current term; provided, however, VideoState will have the right to terminate this agreement at anytime after one year upon 30 days written notice.

         (d) In consideration for the services provided under this Section 6, VideoState agrees to pay BusyBox the following: (i) a one time payment of $10,000 for initial set up costs; (ii) monthly payments of $3,000 for storage, maintenance and hosting costs; and (iii) monthly payments of $2,000 for consulting services. However, no amounts will be paid to BusyBox until VideoState has recouped the Advance by keeping the fees owed BusyBox under this
Section 6(d).

         (e) Title to all content that VideoState (or its designated affiliates) provides to BusyBox or its Service Providers and what they produce at each stage in the performance of services (together the "WEBSITE MATERIALS") remains in VideoState (or its designated affiliates) at all times. Title to Website Materials that BusyBox or its Service Providers creates vests in VideoState (or its designated affiliates) immediately upon creation. BusyBox and its Service Providers have possession and control of the Website Materials solely for the purpose of performing services and acquire no rights or title to the Website Materials as a result of such services. BusyBox will execute and deliver to VideoState (or its designated affiliates) any instruments or agreements necessary or desirable to evidence or effectuate VideoState's (or its designated affiliates') ownership of the Website Materials. Neither BusyBox nor any Service Provider has the right to use any of the Website Materials except to perform the services. BusyBox indemnifies VideoState for any failure of a Service Provider to comply with these restrictions.

         (f) BusyBox will exercise commercially reasonable care in performing its obligations under this Section 6 and will indemnify VideoState for any breach of those obligations.

Section 7. BUSYBOX WARRANTIES AND INDEMNITIES.


         (a)      BusyBox warrants to VideoState that:

                  (i) BusyBox is the exclusive agent with respect to every Image and Site Image, and BusyBox either owns the copyright and all usage rights associated with every Image and Site Image or the contributor of the Image or Site Image owns the copyright and has granted BusyBox the exclusive worldwide rights to all commercial uses of the Image or Site Image in perpetuity;

                  (ii) The rights granted to VideoState herein do not conflict with any other existing rights or license granted to any third party, except for any potential conflict in the scope of license with respect to the nonexclusive worldwide licensing rights previously granted to Atlantech through January, 2003, under that certain Distribution Agreement executed January 24, 2001;


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

                  (iii) BusyBox has the full right and authority to enter into this Agreement and to perform all of BusyBox's obligations hereunder, and any agreement, consent, or permission required from any other third party has been obtained by BusyBox in writing; and

                  (iv) BusyBox has valid releases, including, but not limited to, model and property releases, from every person and entity who might, in the absence of such a release, have a claim for damages or other form of compensation arising out of the use of any Image or any Site Image.

         (b) BusyBox agrees to indemnify VideoState and hold VideoState harmless against any claim, action, or damages, including reasonable attorneys' fees, arising out of a breach of BusyBox's warranties set forth in this Section 7.

Section 8. VIDEOSTATE WARRANTIES AND INDEMNITIES. VideoState warrants that it has the full right and authority to enter into this Agreement and to perform all of its obligations hereunder without the agreement, consent, or permission of any third party.

Section 9. VIDEOSTATE COVENANT. VideoState will develop and produce up to four royalty free CD-ROMs containing still images selected from BusyBox's library of approximately 300 still images (the "VIDEOSTATE CDs"). The CD-ROMs created under this Section 9 will be branded as ImageState, Inc. products and licensed as provided for in Section 1(d).

Section 10. BUSYBOX DELIVERY OF CAPTION INFORMATION. If caption information or other descriptive information exists for any of the Images or the Site Images, BusyBox will deliver such information to VideoState concurrently with the Images or Site Images. If such information does not exist, BusyBox will make a reasonable effort to cooperate with VideoState in the acquisition and/or development of such information. BusyBox will, in either case, make a reasonable effort to ensure that all such information is accurate.

Section 11. CONFIDENTIALITY AND NONDISCLOSURE. All parties agree that each party may disclose or reveal, or may have disclosed or revealed, to the other, orally, in writing or by inspection, confidential information for the purpose of evaluating the parties' business relationship. Such confidential information may include financial information, technology, marketing and customer data and such other information that is not generally ascertainable from public or published information or trade sources (the "CONFIDENTIAL INFORMATION"). All parties agree that they will use the Confidential Information for the sole purpose of establishing a business relationship hereunder, and that neither party will use the Confidential Information disclosed by the other, directly or indirectly, for any other purpose. All parties further undertake and agree to retain in confidence, and to require their employees, consultants, professional representatives, and agents to retain in confidence, all such Confidential Information. The obligations pursuant to this paragraph will not apply to any portion of the Confidential Information which (i) is or becomes generally available to the public other than as a result of disclosure which violates the terms of this Agreement, (ii) becomes available to one party on a nonconfidential basis from a source other than the other party or (iii) is known to the receiving party on a nonconfidential basis prior to its disclosure by the other; provided, however, that all


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parties confirm that any Confidential Information disclosed by the other prior to the execution of this Agreement will be subject to the terms of this Agreement. The obligations under this Section 11 will expire on the second anniversary of the last date in the Period.

Section 12. RISK OF LOSS: LIMITATION OF LIABILITY. BusyBox assumes all risk of loss of or damage to images before they have been actually received by VideoState and after they have been delivered by VideoState to the U.S. Postal Service, United Parcel Service, Federal Express, or other common carrier for return to BusyBox. VideoState has no obligation to insure the images delivered to any common carrier. In no event will VideoState's liability for lost or damaged images, irrespective of the number or commercial value of such images, and whether or not such images were in VideoState's actual possession, exceed $50 per original image or $5,000 in the aggregate, whichever is less.

Section 13. BUSYBOX'S AUDIT RIGHTS.

         (a) BusyBox may, upon not less than 30 days' prior written notice to VideoState, cause an audit to be made of VideoState's records relating to the sales of Images or Site Images and the income (net of returns) derived by VideoState therefrom ("INCOME"). If any statement of Income previously submitted by VideoState to BusyBox will be found to be less than the actual Income shown by such audit, then VideoState will immediately pay such additional amounts as BusyBox was entitled to receive. If any statement of Income previously submitted by VideoState to BusyBox will be found to be more than the actual Income shown by such audit, then VideoState will deduct the excess amount paid to BusyBox from BusyBox's subsequent royalties.

         (b) BusyBox will be given reasonable access to books and records on discs they have produced.

         (c) BusyBox will bear the entire cost of any such audit, provided, however, that if such audit discloses that actual Income exceeded Income reported by VideoState by 20% or more, VideoState will reimburse BusyBox the reasonable cost of the audit.

Section 14. DISPUTE RESOLUTION.

         (a) This Agreement will be governed by and interpreted in accordance with the laws of the State of California. The material provisions of this Agreement will be deemed performed or to be performed in California, and, regardless of the order in which signatures of the representatives of BusyBox and VideoState are affixed, the contract will be deemed to have been executed at the offices of VideoState's legal counsel at O'Melveny & Myers LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California 90067.

         (b) In the event that any dispute arises between BusyBox and VideoState relating in any way to this Agreement or either party's performance thereunder, said dispute will be settled in Los Angeles, California by arbitration in accordance with the rules and regulations of Judicial Arbitration & Mediation Services, Inc. The arbitrators will be empowered to find facts, to

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interpret or invalidate all or any provision of this Agreement, to award money damages, and to grant injunctive relief in order to enforce the terms and provisions of this Agreement.

         (c) If necessary for enforcement of the arbitration judgment, the party prevailing in arbitration may apply to either the California Superior Court in and for the County of Los Angeles or to the United States District Court for the Southern District of California, as may be appropriate. BusyBox and VideoState consent to the jurisdiction of both of those said courts, and to venue at the location of each of those said courts.

         (d) In the event of arbitration, litigation, or both, the party ultimately prevailing will be entitled to receive from the other its reasonable attorneys' fees and costs, as determined by the arbitrator or court rendering the final decision.

Section 15. PUBLICITY. VideoState and BusyBox will coordinate all publicity relating to the transactions contemplated by this Agreement, and no party will issue any press release, publicity statement, or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without prior written consent from the other party, except to the extent that independent legal counsel to VideoState or BusyBox, as the case may be, will deliver a written opinion to the other party to the effect that a particular action is required by applicable law.

Section 16. TERM. This Agreement will automatically terminate at the end of the Period or may otherwise be terminated at any time by one party upon a material breach of this Agreement by, or the bankruptcy or insolvency of, the other party.

Section 17. MISCELLANEOUS PROVISIONS.

         (a) There are no oral or written agreements or representations between the parties hereto modifying, supplementing, or in any way affecting this Agreement. This Agreement supersedes and cancels any and all previous negotiations, arrangements, representations, projections, estimates, agreements, understandings, and contracts, if any, whether or not in writing, made by or between VideoState and BusyBox, and none thereof will be used to interpret, construe, supplement, or contradict this Agreement.

         (b) This Agreement may only be modified by a writing duly signed by both parties.

         (c) Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that, notwithstanding anything to the contrary herein, VideoState may assign this Agreement to any one of its affiliates.

         (d) In the event any term or provision of this Agreement will be declared invalid in arbitration or by a court of competent jurisdiction, such invalidity will be limited solely to the specific term or provision invalidated, and the remainder of this Agreement will remain in full force and effect, and will be construed so as to effectuate the original mutual intentions of the parties. BusyBox acknowledges and agrees that it is now and will continue at all times during the term of this Agreement to be an independent contractor. In no event will BusyBox hold itself out to be, or engage in conduct which might reasonably lead a third party to believe that BusyBox is a joint venturer, partner, corporate officer, employee, servant, or BusyBox of VideoState. Neither party has any right to bind or obligate the other in any manner whatsoever except as expressly provided in this Agreement.

         (e) Any notice, consent or other communication made pursuant to the provisions of this Option Agreement will be sufficiently made or given if in writing and either delivered in person with receipt acknowledged or sent by facsimile or registered or certified mail and addressed as follows:

     IF TO THE VIDEOSTATE:                 IF TO BUSYBOX:

     GlobalState Ltd.                      busybox.com, inc.
     72 Charlotte Street                   15113 Sunset Boulevard
     London W1 1LR                         Pacific Palisades, California 90272
     Attention:  Sheldon Marshall          Attention: Jon M. Bloodworth, Esq.
     Fax:  011 44 202 436 8881             Fax:  310-556-4676

     with a copy to:                       with a copy to:

     O'Melveny & Myers LLP                 Patton Boggs LLP
     1999 Avenue of the Stars              2550 M Street, NW
     Suite 700                             Washington, DC 20037
     Los Angeles, California 90067         Attention:  Geoffrey Davis, Esq.
     Attention:  Jennifer L. Borow, Esq.   Fax:  212-457-6315
     Fax:  310-246-6779


         (f) This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts will constitute one and the same agreement (or other document) and will become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other party by facsimile or otherwise.








              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



                                 VIDEOSTATE, INC.,
                                 a Delaware corporation


                                     /s/  SHELDON MARSHALL
                                 -----------------------------------------------
                                 By: Sheldon Marshall, President




                                 BUSYBOX.COM, INC.
                                 a Delaware corporation



                                     /s/  JON M. BLOODWORTH
                                 -----------------------------------------------
                                 By: Jon M. Bloodworth, Chief Executive Officer BusyBox Tax ID:

                                   SCHEDULE 1



CD COLLECTION CDS
    1.   Big Sky
    2.   American Life
    3.   Working Life
    4.   Casual Life
    5.   Night Sky
    6.   Space
    7.   Surfer Girl
    8.   Sports and Recreation
    9.   Variety Pak
    10.  From Above
    11.  Pushing The Envelope
    12.  Around the World
    13.  DV Collection
    14.  Modern Business
    15.  Sporting Life
    16.  Business on the Go
    17.  Family Life
    18.  Tools of the Trade
    19.  Young Lifestyles
    20.  Catalog CD




PAL IMAGE CDS (suggested titles only)
    1.   Variety Pak 2
    2.   Architecture and Architectural Elements
    3.   Surfer Girl (new transfer to PAL and NTSC)
    4.   Casual Life 2
    5.   Holiday and Youth Sports











                                   Schedule 1